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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                 LIGHTSPAN, INC.

                                      INTO

                         THE LIGHTSPAN PARTNERSHIP, INC.

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                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware


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        THE LIGHTSPAN PARTNERSHIP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

                DOES HEREBY CERTIFY:

        FIRST: That this Company owns all of the outstanding shares of Lightspan, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

        SECOND: That this Company, by the following resolutions of its Board of Directors, duly adopted at a meeting of the Board of Directors on March 2, 2000, determined to merge Lightspan, Inc. into itself on the terms and conditions set forth in such resolutions:

        RESOLVED, that the Company's wholly-owned subsidiary, Lightspan, Inc., be merged into the Company and that the Company shall be the surviving corporation in such merger pursuant to Section 253 of the GCL;

        RESOLVED FURTHER, that such merger shall become effective as of 5:00 p.m. Eastern Standard Time on the date of the filing of a Certificate of Ownership and Merger in the form reviewed and approved by the Board at this meeting with the Secretary of State of the State of Delaware in accordance with
Section 253 of the GCL;

        RESOLVED FURTHER, that upon the effectiveness of the merger, the Company shall assume all of the liabilities and obligations of Lightspan, Inc.;



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        RESOLVED FURTHER, that upon the effectiveness of the merger, the name of the Company shall be changed to Lightspan, Inc., and Article I of the Company's Certificate of Incorporation shall thereby be amended to read as follows:

                                       "I.

                The name of this corporation is Lightspan, Inc."

        RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take all action deemed necessary or appropriate with respect to the foregoing merger and name change, including but not limited to filing such statements and certificates with the Secretaries of State of the States of Delaware, California and any other state as may be deemed necessary or appropriate by such officers, and that any and all such actions that may have been taken to date are hereby authorized, ratified, approved and confirmed in all respects.

        IN WITNESS WHEREOF, The Lightspan Partnership, Inc. has caused this certificate to be signed by John T. Kernan, its authorized officer, on April 7th, 2000.

                                            THE LIGHTSPAN PARTNERSHIP, INC.


                                            By: /s/ JOHN T. KERNAN
                                               ---------------------------------
                                               John T. Kernan
                                               Chief Executive Officer


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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         THE LIGHTSPAN PARTNERSHIP, INC.


        John T. Kernan hereby certifies that:

        ONE: The original name of this corporation is The Lightspan Partnership, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is October 15, 1999.

        TWO: He is the duly elected and acting Chief Executive Officer of The Lightspan Partnership, Inc., a Delaware corporation.

        THREE: The Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

                                       I.

        The name of this corporation is The Lightspan Partnership, Inc.

                                       II.

        The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                                      III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

        A. The aggregate number of shares that the corporation shall have authority to issue is Two Hundred Seventy Million (270,000,000) which is comprised of Two Hundred Fifty Million (250,000,000) shares of Common Stock each with the par value of $0.001 per share, and Twenty Million (20,000,000) shares of Preferred Stock each with the par value of $0.001 per share.

        B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, by filing a certificate (a "PREFERRED STOCK DESIGNATION") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the



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designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

        For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

        B. BOARD OF DIRECTORS.

                1. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                2. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.



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        C. VACANCIES.

                1. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                2. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

        D. Subject to paragraph (h) of Section 42 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

        E. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

        F. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

        G. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                       VI.

        A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.



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        B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

        A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                     * * * *

        FOUR: This Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

        FIVE: This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and a majority of the stockholders of the Corporation.



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        IN WITNESS WHEREOF, THE LIGHTSPAN PARTNERSHIP, INC. has caused this
Restated Certificate of Incorporation to be signed by its Chief Executive Officer in San Diego, California this 24th day of February 2000.


                                            THE LIGHTSPAN PARTNERSHIP, INC.


                                            /s/ JOHN T. KERNAN
                                            ------------------------------------
                                            JOHN T. KERNAN,
                                            Chief Executive Officer



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